Exhibit 99.1

FOR IMMEDIATE RELEASE

September 12, 2023

Granite Ridge Resources, Inc. Announces Pricing of Secondary Public Offering of Common Stock

DALLAS, T.X. – September 12, 2023 – Granite Ridge Resources, Inc. (“Granite Ridge” or the “Company”) (NYSE: GRNT), a scaled, non-operated oil & gas exploration and production company, today announced the pricing of the previously announced underwritten registered secondary offering by certain funds managed by Grey Rock Energy Management, LLC (the “Selling Shareholders”) of 7,100,000 shares of its common stock, par value $0.0001 per share (the “common stock”), at a price to the public of $5.00 per share. The offering is expected to close on September 15, 2023, subject to the satisfaction of customary closing conditions. The underwriters will have a 30-day option to purchase up to an additional 1,065,000 shares of common stock from the Selling Shareholders. Granite Ridge will not sell any common stock in the offering and will not receive any proceeds from the sale of its common stock by the Selling Shareholders in the offering.

BofA Securities, Evercore ISI, Capital One Securities and Stephens Inc. are acting as joint book-running managers for the offering. Texas Capital Securities is acting as co-manager for the offering.

The offering is being made only by means of an effective registration statement, a prospectus supplement and an accompanying prospectus. Granite Ridge has filed a registration statement (including a base prospectus) on Form S-1 and a preliminary prospectus supplement with the U.S. Securities and Exchange Commission (the “SEC”), for the offering to which this communication relates. A final prospectus supplement relating to the offering will be filed with the SEC. The registration statement became effective on April 3, 2023. Before you invest, you should read the prospectus in that registration statement, the prospectus supplement and other documents Granite Ridge has filed with the SEC for more complete information about Granite Ridge and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, a copy of the prospectus supplement relating to the offering may be obtained by contacting: BofA Securities, Attention: Prospectus Department, NC1-022-02-25, 201 North Tryon Street, Charlotte, NC 28255-0001, email: dg.prospectus_requests@bofa.com; Evercore Group L.L.C., Attention: Equity Capital Markets, 55 East 52nd Street, 35th Floor, New York, NY 10055, by telephone at 888-474-0200 or by email at ecm.prospectus@evercore.com; Capital One Securities, Inc., Attention: ECM Syndicate Operations, 201 St. Charles Avenue, Suite 1830, New Orleans, LA 70170, by telephone at 800-666-9174 or by email at cos-operations@capitalone.com; or Stephens Inc., Attention: Prospectus Department, 111 Center Street, Little Rock, AR 72201, by telephone at 800-643-9691 or by email at prospectus@stephens.com.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About Granite Ridge Resources, Inc.

Granite Ridge Resources, Inc. (NYSE: GRNT) is a scaled, non-operated oil & gas exploration and production company. We own a portfolio of wells and top-tier acreage across the Permian and four other prolific unconventional basins across the United States. Rather than drill wells ourselves, we increase asset diversity and decrease overhead by investing in a smaller piece of a larger number of high-graded wells drilled by proven public and private operators. We create value by generating sustainable full-cycle risk adjusted returns for investors, offering a rewarding experience for Granite Ridge’s team, and delivering reliable energy solutions to all – safely and responsibly.

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Forward-Looking Statements

This press release contains forward-looking statements regarding future events and future results that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”) and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical facts included in this release are forward-looking statements. When used in this release, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “continue,” “anticipate,” “target,” “could,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes. Items contemplating or making assumptions about actual or potential future production and sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond Granite Ridge’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following: changes in Granite Ridge’s strategy, future operations, financial position, estimated revenues and losses, projected costs, prospects and plans, changes in current or future commodity prices and interest rates, supply chain disruptions, infrastructure constraints and related factors affecting our properties, ability to acquire additional development opportunities or make acquisitions, changes in reserves estimates or the value thereof, operational risks including, but not limited to, the pace of drilling and completions activity on our properties, changes in the markets in which Granite Ridge competes, geopolitical risk and changes in applicable laws, legislation, or regulations, including those relating to environmental matters, cyber-related risks, the fact that reserve estimates depend on many assumptions that may turn out to be inaccurate and that any material inaccuracies in reserve estimates or underlying assumptions will materially affect the quantities and present value of the Granite Ridge’s reserves, the outcome of any known and unknown litigation and regulatory proceedings, legal and contractual limitations on the payment of dividends, limited liquidity and trading of Granite Ridge’s securities, acts of war or terrorism and market conditions and global, regulatory, technical, and economic factors beyond Granite Ridge’s control, including the potential adverse effects of the COVID-19 pandemic, or another major disease, affecting capital markets, general economic conditions, global supply chains and Granite Ridge’s business and operations, and increasing regulatory and investor emphasis on environmental, social and governance matters.

Granite Ridge has based these forward-looking statements on its current expectations and assumptions about future events. While management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond Granite Ridge’s control. Granite Ridge does not undertake any duty to update or revise any forward-looking statements, except as may be required by the federal securities laws.

Disclaimer

This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy, any securities, nor shall there be any sale, issuance or transfer or securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contact information

Media

IR@GraniteRidge.com

(214) 396-2850